UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2006

Vertical Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Memorial Drive
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 354-0600

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

A.	Entry into Employment Agreement

On June 20, 2006, Vertical Communications, Inc. (the “Company”) and Ken Clinebell entered into an Employment Agreement (the “Agreement”) containing the general terms of employment of Mr. Clinebell by the Company as its Chief Financial Officer, Treasurer and Secretary. Mr. Clinebell has previously served as Interim Chief Financial Officer, Interim Treasurer and Interim Secretary for the Company starting on January 10, 2006.

The term of the Agreement is for one year from the effective date and the Agreement can be renewed for additional consecutive periods of one year upon the consent of both Mr. Clinebell and the Company. Mr. Clinebell will be paid an annual base salary of $250,000. In addition, he will be eligible to receive an annual bonus of $100,000 as set forth in a written “Bonus Plan”. Mr. Clinebell has been granted an option to purchase 460,000 shares of the Company’s common stock.

In the event of a termination of the Agreement, other than for cause or at the option of Mr. Clinebell, the Company shall pay Mr. Clinebell severance pay equal to six months of the annual base salary plus bonus, as defined in the Agreement. In the event of a termination of the Agreement under a Change of Control, as defined in the Agreement, Mr. Clinebell will be eligible for severance pay equal to twelve months of the annual base salary.

B.	Modification of compensation plans

On June 20, 2006, the Company modified the compensation plans of certain of its named executive officers as follows: Dick Anderson, Executive Vice President and General Manager, Scott Pickett, Chief Technology Officer and Peter Bailey, Senior Vice President Business Development and Product Management. For each executive, the compensation plan was modified to include severance pay equal to six months of the annual base salary in effect at the time of termination, should termination occur other than for cause.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 20, 2006, the Company appointed Ken Clinebell as Chief Financial Officer, Treasurer and Secretary. Mr. Clinebell, age 44, was appointed Interim Chief Financial Officer, Interim Treasurer and Interim Secretary on January 10, 2006 and prior to that served as the Company’s Senior Vice President of Finance and Operations. Mr. Clinebell was formerly Senior Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary of Comdial Corporation (“Comdial”) prior to Comdial’s acquisition by the Company in September, 2005. Mr. Clinebell joined Comdial in November, 2002. Prior to joining Comdial, Mr. Clinebell held various positions at Vicorp, Inc., currently a multi-national software development company. Mr. Clinebell joined Vicorp, Inc. in 1994 as a member of the senior executive team. For a description of the material terms of Mr. Clinebell’s employment agreement, refer to Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.33	Employment Agreement dated June 20, 2006 between Vertical Communications, Inc. and Ken Clinebell, Chief Financial Officer.

10.34	Letter of modification of compensation plan dated June 20, 2006 from Vertical Communications, Inc. to Dick Anderson, Executive Vice President and General Manager.

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10.35	Letter of modification of compensation plan dated June 20, 2006 from Vertical Communications, Inc. to Scott Pickett, Chief Technology Officer.

10.36	Letter of modification of compensation plan dated June 20, 2006 from Vertical Communications, Inc. to Peter Bailey, Senior Vice President Business Development and Product Management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2006

VERTICAL COMMUNICATIONS INC.

By:	/s/ Kenneth Clinebell
Name:	Kenneth M. Clinebell
Title:	Chief Financial Officer, Treasurer
and Secretary

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